Exhibit 10.10

Execution Copy

AMENDEMENT NO. 2  NOTE PURCHASE AGREEMENT

AMENDEMENT NO. 2, dated as of July 21, 2006 (this “Amendment”), to the Note Purchase Agreement dates as of September 16, 2005, as amended by Amendment No. 1 thereto dated as of October 24, 2005 (the “Note Purchase Agreement”), by and among GenuTec Business Solutions, Inc., a Montana corporation (the “Company”), Technology Investment Capital Corp., a Maryland corporation (“TICC”), and Seaview Mezzanine Fund LP, a Delaware limited partnership (“Seaview”; TICC and Seaview, together with their respective successors, assigns and transferees, are sometimes referred to herein collectively as the “Purchasers”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note Purchase Agreement.

R E C I T A L S

A.                                   Pursuant to the Note Purchase Agreement, the Company has issued to the Purchasers, and the Purchasers presently hold, Senior Secured Notes Due 2010 of the Company in the aggregate principal amount of $20,000,000.

B.                                     Under the provisions of Section 9.10 of the Note Purchase Agreement the Company was required to file with the SEC, on or prior to December 15, 2005, either (i) a registration statement on Form 10-SB under the Exchange Act with respect to the Company Common Stock or (ii) a registration statement on Form SB-2 under the Securities Act (either such registration statement, a “Registration Statement”).

C.                                     The Company has requested, and the Majority Purchasers have agreed, subject to certain conditions as hereinafter set forth, to extend the date by which the Company is required to file a Registration Statement to August 15, 2006, to amend certain of the financial covenants and other provisions set forth in the Note Purchase Agreement, and to waive any Events of Default that have existed or now exist by reason of the failure of the Company to file a Registration Statement prior to the date hereof or to comply as of June 30, 2006 and for the period then ended with the financial covenants hereby amended.

NOW, THEREFORE, in consideration of the terms and conditions contained herein and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendment to Definition of “Liquidity Event”. The definition of the term “Liquidity Event” appearing in Section 1 of the Note Purchase Agreement is hereby amended to read in full as follows:

““Liquidity Event” means any of the following: (i) a Sale of the Company, (ii) an Initial Public Offering (other than a Qualified IPO), or (iii) a Change of Control.”

2.                                       Amendment to Section 3.1(b) of the Note Purchase Agreement. Section 3.1(b) of the Note Purchase Agreement is hereby amended by deleting paragraph (i) thereof and inserting in lieu thereof the following new paragraph (i):

“(i)                               any Initial Public Offering or other public or private offering, issuance and sale of Equity Interest of the Company, other than Net Cash Proceeds received in connection with (A) a Qualified Equity Financing completed on or prior to November 15, 2006 (provided that at least $5,000,000 of the Net Cash Proceeds of any such Qualified Equity Offering shall be paid to the Purchasers as herinafter provided in this Section 3.1(b), and the remainder thereof may be retained by the Company), (B) issuances of Equity Interests of the Company as full or partial consideration for or to finance a Permitted Acquisition, and (C) any issuance relating solely to employee benefit plans or solely to a transaction described in Rule 145(a) of the SEC),”

3.                                       Amendment to Section 9.10 of the Note Purchase Agreement. The first sentence of Section 9.10 of the Note Purchase Agreement is hereby amended to read, in full, as follows:

“On or prior to August 15, 2006, the Company will file with the SEC either (i) a registration statement on Form 10-SB under the Exchange Act with respect to the Company Common Stock or (ii) a registration statement on Form SB-2 under the Securities Act (either such registration statement, as filed and as from time to time amended, the “Registration Statement”).”

4.                                       Amendment to Section 11.2 of the Note Purchase Agreement. Section 11.2 of the Note Purchase Agreement is hereby amended by deleting the ratio “2.50 to 1.00” set forth opposite the date “June 30, 2006” contained in the table appearing in that Section and inserting in lieu thereof the ration “2.25 to 1.00.”

5.                                       Amendment to Section 11.3 of the Note Purchase Agreement. Section 11.3 of the Note Purchase Agreement is hereby amended by deleting the ration “3.00 to 1.00” set forth opposite the date “June 30, 2006” contained in the table appearing in that Section and inserting in lieu thereof the ration “3.90 to 1.00.”

6.                                       Amendment to Section 11.4 of the Note Purchase Agreement. Section 11.4 of the Note Purchase Agreement is hereby amended by deleting the amount “$7,006,000” set forth opposite the date “June 30, 2006” contained in the table appearing in that Section and inserting in lieu thereof the amount “$5,150,000.”

7.                                       Amendment to Section 11.5 of the Note Purchase Agreement. Section 11.5 of the Note Purchase Agreement is hereby amended by deleting the amount “$20,615,000” set forth opposite the date “June 30, 2006” contained in the table appearing in that Section and inserting in lieu thereof the amount “$19,600,000.”

8.                                       Amendment to Section 12.1(n) of the Note Purchase Agreement. Subsection (n) of Section 12.1 of the Note Purchase Agreement is hereby amended to read in full as follows:

“(n) as of the first anniversary of the Closing Date, no Registration Statement shall have been declared effective by the SEC; or”

9.                                       Amendment to Section 16.13(a) of the Note Purchase Agreement. Section 16.13(a) of the Note Purchase Agreement is hereby amended by deleting the words “the Payment

Date (as defined below)” appearing herein and inserting in lieu thereof the words “the date for payment specified in Section 16.13(e) below”.

10.                                 Amendment to Section 16.13(b)(iii) of the Note Purchase Agreement. Paragraph (iii) of Section 16.13(b) of the Note Purchase Agreement is hereby amended by adding the following at the end thereof:

“For avoidance of doubt, it is understood and agreed that, in calculating the Total Rate of Return, the internal rate of return per annum on a Purchaser’s investment hereunder with respect to any period shall be calculated only on the amount of such Purchaser’s unreturned investment in Preferred Shares or Notes outstanding during such period, which investment shall be deemed to be reduced from and after the date of any payment or prepayment of the Principal amount of such Purchaser’s Notes by the principal amount then so paid or prepaid.”

11.                                 Waiver of Existing Default. In consideration of the agreement and amendments herein set forth, the Purchasers hereby irrevocably waive any Events of Default no existing or which have heretofore existed by reason of a breach by the Company of the provisions of Section 9.10 of the Purchase Agreement (as in effect prior to giving effect to this Amendment), or by reason of a breach by the Company of the provisions of any of Section 11.2, 11.3, 11.4 or 11.5 of the Note Purchase Agreement (as in effect prior to giving effect to this Amendment) with respect to June 30, 2006 and for the period then ended.

12.                                 Effectiveness of Amendment; Payment of Fees and Expenses. This Amendment shall become and be effective upon (i) its execution and delivery by the Company and one or more Purchasers constituting the Majority Purchasers, and (ii) payment by the Company on the date hereof of a fee in the aggregate amount of $125,000, which fee shall be paid to the Purchaser or Purchasers which shall execute and deliver this Amendment not later than the date hereof, and, if more than one Purchaser shall execute and deliver this Amendment not later than such date, to such Purchasers pro rata in accordance with the respective principal amounts of the Notes held by them. The Company also agrees to pay all costs and expenses incurred by the Purchasers in connection with the negotiation, preparation, execution and delivery of this Amendment, including, without limitation, the reasonably fees and disbursements of Nixon Peabody LLP, special counsel to TICC, and of Breslow & Walker, LLP, special counsel to Seaview, incurred in connection herewith.

13.                                 Effect of Amendment. It is hereby agreed that, except as specifically provided herein, this Amendment does not in any way affect or impair the terms, conditions and other provisions of the Note Purchase Agreement and the other Note Documents shall remain in full force and effect except to the extent specifically amended, modified or waived pursuant to the provisions of this Amendment.

14.                                 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a

Manually executed counterpart of this Amendment. Delivery of manually executed counterparts of this Amendment shall immediately follow delivery by telecopy or other electronic means, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

15.                                 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AN CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

COMPANY:

GENUTEC BUSINESS SOLUTIONS, INC.

By:	/s/ Farzed Hoorizatich
	Name:	Farzed Hoorizatich
	Title:	C.F.O.

PURCHASERS:

TECHNOLOGY INVESTMENT CAPITAL CORP., as Purchaser and Collateral Agent

By:	/s/ Saul B. Rosenthal
Name: Saul B. Rosenthal
Title: President

SEAVIEW MEZZANINE FUND LP, as Purchaser

By:	Seaview GP, LLC, its general partner

By:
Name: David Montoya
Title: Member